                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated February 8, 2000, except for Footnote N which is dated March 8, 2000 relating to the consolidated financial statements of Be Free, Inc. and its subsidiaries, which appears in such Amendment. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Amendment.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 27, 2000